Exhibit 99.1

NEWS RELEASE

H. Patrick Dee Chief Operating Officer (505) 241-7102	Christopher C. Spencer Chief Financial Officer (505) 241-7154

First State Bancorporation Announces Pricing of Common Stock Offering

Albuquerque NM--December 7, 2006--First State Bancorporation ("First State") (NASDAQ:FSNM) today announced the sale of 2.75 million shares of its common stock to an underwriting group led by Keefe, Bruyette & Woods, Inc., ("KBW"). The shares are being offered to the public at $25.00 per share. KBW is serving as lead manager for this offering. The other underwriters of the offering are Raymond James & Associates, Inc., FTN Midwest Securities Corp, and Sterne, Agee & Leach, Inc.

The underwriters have a 30-day option to purchase up to an additional 412,500 shares of common stock from First State solely to cover over-allotments, if any.

Copies of the final prospectus may be obtained from Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, NY 10019.

The public offering of the 2.75 million shares is anticipated to close on December 12, 2006.

First State intends to use significantly all of the net proceeds from this offering to pay the purchase price for the acquisition of Front Range Capital Corporation, headquartered in Broomfield, Colorado. Pending the use of the net proceeds of this offering for that purpose, First State intends to utilize the net proceeds to pay down short-term Federal Home Loan Bank borrowings.

This notice is provided for information purposes only, and does not represent a solicitation or offer to buy or sell any security.

A registration statement relating to these securities was filed with and has been declared effective by the U.S. Securities and Exchange Commission. The offering is made by means of a prospectus only, which may be obtained by contacting any of the underwriters. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

First State Bancorporation, (NASDAQ:FSNM), is a New Mexico based commercial bank holding company that serves communities in New Mexico, Colorado, Utah and Arizona through its wholly owned subsidiary First Community Bank. On Thursday, December 7, 2006, First State's stock closed at $25.25 per share.

FSNM -- Pricing Announcement
December 7, 2006
Page Two

Certain statements in this news release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). The discussions regarding our growth strategy, including the proposed acquisition of Front Range Capital Corporation, and competition in the banking industry, include forward-looking statements. Other forward-looking statements can be identified by the use of forward-looking words such as "believe," "expect," "may," "will," "should," "seek," "approximately," "intend," "plan," "estimate," or "anticipate" or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statement. These factors include fluctuations in interest rates, inflation, local business conditions, government regulations, loss of key personnel or inability to hire suitable personnel, successful closing of and integration of Front Range Capital Corporation, faster or slower than anticipated growth, economic conditions, our competitors' responses to our marketing strategy or new competitive conditions, and competition in the geographic and business areas in which we conduct our operations. Other factors are described in First State's filings with the Securities and Exchange Commission. First State is under no obligations to update any forward-looking statements.

First State's news releases and filings with the Securities and Exchange Commission are available through the Investor Relations section of First State's website at www.fcbnm.com.

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